UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


         Date of Report(Date of earliest event reported): March 9, 2004



                       INFORMATION ARCHITECTS CORPORATION
             (Exact name of registrant as specified in its chapter)


 NORTH CAROLINA                    0-22325              87-0399301
-------------------------------------------------------------------------
   (State or other               (Commission         (IRS Employer
 jurisdiction of incorporation)   File Number)      Identification No.)



              6500 SW 15th Ave, Suite 300, Ft. Lauderdale, FL 33309
            --------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (954) 545-8181
                            ------------------------
              (Registrant's telephone number, including area code)


                      1541 N. Dale Mabry Highway, Suite 201
                                 Lutz, FL 33558
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

NOT APPLICABLE

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

NOT APPLICABLE

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

NOT APPLICABLE

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

NOT APPLICABLE

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On March 9, 2004, Information Architects Corporation, a North Carolina corporation (the "Company") issued a press release announcing the acquisition of IMES - International Monetary Exchange Systems Corporation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

NOT APPLICABLE

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.               Description

99.1 Press Release, dated March 9, 2004, entitled "Information Architects Announces Acquisition of IMES - International Monetary Exchange Systems Corporation."



ITEM 8.  CHANGE IN FISCAL YEAR

NOT APPLICABLE

ITEM 9.  REGULATION FD DISCLOSURE

NOT APPLICABLE

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

NOT APPLICABLE

ITEM 11.  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYE BENEFIT
           PLANS

NOT APPLICABLE

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

NOT APPLICABLE

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized.


                                      Information Architects Corporation

                                     By:  /s/ William Overhulser
                                 ------------------------------------
                                          William Overhulser, COO

Date:  March 31, 2004

                                         Exhibit 99.1

Information Architects Announces Acquisition of IMES - International Monetary Exchange Systems Corporation

Tuesday March 9, 9:00 am ET

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--March 9, 2004--Information Architects Corporation (OTC BB:IACH - News), the premier provider of web-based employee screening systems, announces the acquisition of IMES - International Monetary Exchange Systems Corporation.

Continuing on its strategy of acquisitions that are complimentary to its services, Information Architects today entered into an Acquisition Agreement with IMES - International Monetary Exchange Systems, a company specializing in Pre-Paid Debit and Credit Cards primarily focused on the payroll card business and retail card programs. The IMES stored value products enhance the Perceptre product as with Perceptre we offer the HR department the tools to hire an employee and with IMES we offer the tools to pay an employee. IMES is primarily focused in marketing its own card programs directly to consumers and businesses. Working hand-in-hand with iCABS, which works directly with the issuing banks and processors, IMES strategy is to develop stored value card programs both here in the US and abroad.


IMES has also developed its own backed end customer service and cardholder services module both on-line and off. The IMES system integrates seamlessly with the processor to provide a complete set of backend fulfillment, operations, cardholder services, distributor services, treasury and settlement process reconciliation and overall portfolio management systems to manage its card base. The products IMES offers handle the complete integration for stored value programs, from card ordering and transaction processing, to front-end website design and customer service.


The IMES solution comprises a suite of proprietary platforms that easily connects clients (and their customers) to the ordinarily complex world of banking, card processing, and SVC issuance. Minimizing development costs, IMES products are built on an existing infrastructure, which is provided by MasterCard and Visa and has been in use worldwide for decades.


The potential market size for stored value products is enormous. For example, the under-banked market alone is well over 30 million strong, and teens (who spend over $140 billion annually) number over 31 million. Stored Value is considered the largest untapped market for consumer payment vehicles. Total stored value and debit card volume (transaction amount) in 1998 was $182.5 billion. This number in 2003 was $1.3 Trillion according to MasterCard.


The business of Information Architects, through its product PERCEPTRE, is the licensing to its governmental, business to business, business to consumer and commercial sector customers of its on-line, pre-employment screening, background investigation software ordering system. The software consists of the most well-respected user interface extant in the space for both ease of use, breadth of information availability as well as speed and flexibility. In short, Perceptre software has the fastest, least cost and best on-line ordering system on the market for use by employers, or any other inquiring entities. Perceptre software will review the records of anyone of interest in many personnel arenas such as criminal records, civil court records, motor vehicle records, and, of course, credit bureau records, to name just a few.

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation, continued acceptance of the Company's products, increased levels of competition for the Company, new products and technological changes. The Company's dependence on third-party suppliers, and other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.